Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-169267) pertaining to the Verizon Savings and Security Plan for Mid-Atlantic Associates of Verizon Communications Inc. of our report dated June 29, 2011, with respect to the financial statements and supplemental schedule of the Verizon Savings and Security Plan for Mid-Atlantic Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Mitchell & Titus LLP

New York, New York

June 29, 2011